Exhibit 31.1

                           FORM 10-QSB/A CERTIFICATION

         I, Arthur N. Robins, certify that:

         1. I have reviewed this quarterly report on Form 10-QSB/A of Encompass Holdings, Inc. for the quarter ending March 31, 2005;

         2. Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

         3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Encompass Holdings, Inc. as of, and for, the periods presented in this report;

         4. I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and have:

         a. Designed such disclosure controls and procedures to ensure that material information relating to Encompass Holdings, Inc., including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

         b. Not Required

         c. Evaluated the effectiveness of Encompass Holdings, Inc.'s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

         d. Not Required

         5. Not Required

March 3, 2006                    ENCOMPASS HOLDINGS, INC.

                                 By: /s/ Arthur N. Robins
                                 --------------------------
                                 Arthur N. Robins, Chief
                                 Executive Officer